Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chembio Diagnostics, Inc.
 Medford, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2015, relating to the consolidated financial statements of Chembio Diagnostics, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP
 Melville, New York
April 24, 2015